UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2005

Milacron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08485	311062125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2090 Florence Avenue, Cincinnati, Ohio		45206
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(513) 487-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 31, 2005, Robert P. Lienesch retired following 26 years of service to Milacron Inc. (the "Company"). At the time of his retirement, Mr. Lienesch held the position of Senior Vice President - Finance, Controller and Chief Financial Officer. Mr. Lienesch's retirement was first announced on June 16, 2005.

On August 3, 2005, Barbara Hackman Franklin's term on the Board of Directors of Milacron Inc. expired and she did not stand for re-election

On August 1, 2005, Ross A. Anderson, age 48, became the Chief Financial Officer of the Company. Mr. Anderson's full title is Vice President - Finance, Controller and Chief Financial Officer and Mr. Anderson's annual salary in that capacity is $230,000. On July 1, 2005, Mr. Anderson was granted 10,000 shares of restricted stock pursuant to the Milacron Inc. 2004 Long-Term Incentive Plan. Mr. Anderson has served the Company and its subsidiaries in a variety of capacities for the past 16 years including as: Group Controller, Plastics Technologies (1998 - 2002); Controller, Milacron Inc. (2002 - 2004); and Vice President and General Manager, Plastics Injection Machinery North America, beginning in 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milacron Inc.

August 4, 2005	By:	Hugh C. O'Donnell

Name: Hugh C. O'Donnell
Title: Senior Vice President, Secretary and General Counsel